SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to section 13 or 15(d) of
                           the Securities Act of 1934

                                 March 17, 1997



                   INTERACTIVE TECHNOLOGIES CORPORATION, INC.

               (Exact name of registrant as specified in charter)


Wyoming                           0-19796                             98-0120805

(State or other            (Commission File Number)               (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


                         102 South Harbor City Boulevard
                            Melbourne, Florida 32901


                    (Address of Principal Executive Offices)



                                  407-953-4811

               (Registrant's telephone number including area code)


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Item 5.     Other Events


Interactive Technologies Corporation, Inc. has filed its Employee Stock Plan of 1997 on Form S-8 with the Securities and Exchange Commission, providing for the registration of up to 200,000 shares of its common stock at a price of up to $3.00 per share.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      Interactive Technologies Corporation, Inc.


                                            by:      /s/Perry Douglas West
                                                     Perry Douglas West,
                                                     Chief Executive Officer

Dated:  March 17, 1997